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                                                                   EXHIBIT 10.17

                     UNITED MEDICAL MANUFACTURING COMPANY
                              hereinafter called

                                      UMM

                                      and

                        SMITHKLINE BEECHAM CORPORATION
                              hereinafter called

                                    CLIENT

UMM agrees to provide Client with services for the development and manufacture of a multi-analyte reflectance diagnostic instrument substantially in accordance with UMM's proposal dated May 10, 1995 (the "Proposal"), which is incorporated herein, subject to the following terms and conditions (the "Project"):

                                    1. TERM

UMM will begin work on the Project within thirty (30) days of receipt of this Agreement executed by Client and will continue for a period of three (3) months through Phases I and II of the Proposal (unless extended by mutual written agreement), subject to the terms and conditions of this Agreement.

                                  2. PAYMENT

UMM estimates that the price to the Client for performance of the Project will be Two Hundred Thirteen Thousand Eight Hundred Dollars ($213,800.00) and Client agrees to provide UMM with a purchase order within fifteen (15) days of signing this Agreement. Client shall not be required to reimburse, and UMM shall not be required to incur, any charges for performance in excess of the above price, unless mutually agreed upon in writing. Client, through its representative Dr. Thomas Grove or his designee, shall approve in advance any equipment purchases or significant material purchases. Upon termination of the Project, and after all costs are available, any balance of payments by Client in excess of actual costs and fees incurred shall be credited or refunded to Client, unless said refund shall be less than One Hundred Dollars ($100.00). Client shall authorize in advance the incurrence of expenses listed in Appendix C to the Proposal and attached hereto, which expenses shall be invoiced separately when incurred in accordance with the terms and conditions set forth in Appendix C.

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                                 3. OWNERSHIP

The parties agree that all Work (which shall include for purposes of this Section all ideas, processes, methodologies, software, algorithms, formulae, notes, outlines, photographs, inventions, improvements and other information and work product developed or generated by or on behalf of UMM during the course of its performance of the Project pursuant to this Agreement) shall be considered "works made for hire" within the meaning of the Copyright Act of 1976, 17 U.S.
C. (s)101, and that Client is and shall be the sole author of the Work, and the sole owner of all rights therein, including but not limited to all rights of copyright. In the event any of the Work is deemed not to be a "work made for hire," then UMM hereby transfers to Client, without further consideration, all right, title, and interest to such Work, including any and all patents, copyrights, trade secrets and other proprietary rights related thereto. UMM agree to promptly execute and deliver, or cause to be promptly executed and delivered, all documents and instruments requested by Client to evidence the foregoing assignment, UMM hereby irrevocably appoints Client as UMM's attorney-in-fact for the purpose of executing such documents and instruments in UMM's name. UMM represents and warrants that it has the right to grant to Client sole right, title and interest in and to the Work, and that ownership or use of the Work by Client will not constitute an infringement of any third-party patent, copyright, trade secret or other proprietary right.

                                4.  INVENTIONS

If UMM employees conceive and first actually reduce to practice an invention within the scope of the Project while working on the Project, UMM will promptly notify Client of the invention and shall be deemed to have assigned to Client any and all of its rights to such invention. Upon request, within sixty (60) days of the notification, UMM will also assist Client in preparing and prosecuting an application for Letters Patent. The costs of providing such assistance are not included in the Project estimate stated in Section 2 above, and Client agrees to pay such costs in addition to any other amounts payable under this Agreement.

                              5.  CONFIDENTIALITY

UMM acknowledges that it may be exposed or have access to trade secrets and other confidential business information of Client or other entities with which Client has business relationships. Such information, referred to hereinafter as "Confidential Data," shall include all information concerning the business or affairs or Client that is not known by or generally available to third parties, including, without limitation, existing systems and programs and those in development, customer lists, customer needs and requirements, employee lists, salaries and benefits, and all data received in confidence by Client from third parties. UMM agrees that during its business dealings with Client and thereafter
(i) it will hold all Confidential Data in the strictest confidence and will not copy or disclose any portion thereof to any person or entity, except its employees who

                                      -2-
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have a need to know, without the prior written consent of Client; (ii) it will comply, and cause each of its employees to comply, with Client's policies on data and information security; (iii) it will not make any use whatsoever of any Confidential Data except to perform services in connection with the Work pursuant to this Agreement; and (iv) upon termination of its business dealings with Client or at any time upon Client's request, it will immediately return to Client all Confidential Data in its possession or in the possession of its employees.

                    6. REPORTS AND USE OF RESULTS BY CLIENT

UMM agrees to render to Client written reports of its findings and progress made during the term of the Agreement, at intervals agreed upon by the parties. Client may use the results of the Project as Client sees fit.

UMM will provide a high standard of professional service. UMM warrants that services provided hereunder shall be performed in a competent and workmanlike manner and that each item of Work furnished to Client pursuant to this Agreement shall conform with its description and specifications as set forth in the Proposal. UMM further warrants that it is, and will be, in compliance with good manufacturing practices as required by the Food & Drug Administration.

                          7. INDEPENDENT CONTRACTORS

Client and UMM are independent contractors, are not related and shall not be construed as co-employers, joint venturers, partners or otherwise. UMM shall be responsible for payment of all wages and/or salaries and benefits due to its employees. Notwithstanding the above, Client will, if appropriate, deduct applicable taxes from UMM's compensation for services performed under this Agreement. Upon Client's request, UMM will provide Client with certificates of insurance evidencing that its employees are covered by: (i) general liability insurance with a minimum limit of $1 million combined single limit bodily injury and property damage; and (ii) workmen's compensation insurance in the state in which each UMM employee is employed.

                               8. FORCE MAJEURE

Neither Client nor UMM shall be liable in any way for failure to perform any provision of this Agreement (except the payment of monetary obligations) if such failure is caused by any law, rule or regulation, or any cause beyond the control of the party in default.

                             9. EARLY TERMINATION

Either party shall have the right to terminate this contract upon thirty (30) days' written notice. In the event of early termination, UMM agrees to: (i) provide Client with all reports, materials, or other deliverable items available as of the date of termination, and
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(ii) refund the applicable pro rata portion of the estimated payment as set forth in Section 2. In any event, Client agrees to pay all appropriate and reasonable costs incurred or committed by UMM including costs of termination, within thirty (30) days of receipt of a final invoice, which invoice is subject to review and approval by Client.

                            10. FURTHER ASSURANCES

Each of UMM and Client agree to work in good faith to execute a formal Supplier Agreement between the parties prior to termination of the initial term of this Agreement.

                                  11. GENERAL

This Agreement and the Proposal incorporated herein represent the entire Agreement of the parties, and may be modified or amended only by mutual agreement in writing. This Agreement shall not be assigned by either party without the prior written consent of the other party, except that Client may assign this Agreement to an affiliate without the prior written consent of UMM. This Agreement shall be governed by and is to be construed in accordance with the laws of and enforced within the jurisdiction of Pennsylvania.

SMITHKLINE BEECHAM CORPORATION              UNITED MEDICAL
                                            MANUFACTURING COMPANY


By  /s/ W. V. Stoughton                     By /s/ Mark A. Gregory
    ----------------------------               ----------------------------

Title                                       Title President
     ---------------------------                  -------------------------

Date                                        Date December 12, 1995
     ---------------------------                 --------------------------

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                           EXIGENT DIAGNOSTICS, INC.

                             W. VICKERY STOUGHTON
                               CHAIRMAN AND CEO



                             CONSENT TO ASSIGNMENT


          The undersigned hereby consents to the assignment by SmithKline Beecham Corporation, a Pennsylvania corporation ("SB"), to Exigent Diagnostics, Inc., a Delaware corporation ("Assignee"), of all of the rights of SB under the Preliminary Agreement by and between the undersigned and SB dated as of May 10,
                                                                        -------
1995 (the "Agreement"). For purposes of this consent, "Effective Time of the
----
Assignment" means the effective time of the closing of Assignee's purchase of the assets of SmithKline Beecham Diagnostic Systems Co., a Pennsylvania limited liability company. In executing this consent, the undersigned agrees that SB will be responsible for obligations arising under the Agreement prior to the Effective Time of the Assignment and Assignee will be responsible for any obligations arising under the Agreement after the Effective Time of the Assignment.

                               UNITED MEDICAL MANUFACTURING COMPANY


                               By:/s/ Mark A. Gregory
                                  ----------------------------------
                                    Name:  Mark A. Gregory
                                    Title: President


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                             CONSENT TO ASSIGNMENT


          The undersigned hereby consents to the assignment by SmithKline Beecham Corporation, a Pennsylvania corporation ("SB"), to Exigent Diagnostics, Inc., a Delaware corporation ("Assignee"), of all of the rights of SB under the Preliminary Agreement by and between the undersigned and SB dated as of August
                                                                        ------
27, 1996, (the "Agreement"). For purposes of this consent, "Effective Time of
--------
the Assignment" means the effective time of the closing of Assignee's purchase of the assets of SmithKline Beecham Diagnostic Systems Co., a Pennsylvania limited liability company. In executing this consent, the undersigned agrees that SB will be responsible for obligations arising under the Agreement prior to the Effective Time of the Assignment and Assignee will be responsible for any obligations arising under the Agreement after the Effective Time of the Assignment.
                                   UNITED MEDICAL MANUFACTURING COMPANY


                                   By:/s/ Mark A. Gregory
                                     ----------------------------
                                        Name: Mark A. Gregory
                                        Title: President